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                                                                  Exhibit (4)(h)

                   SECOND AMENDMENT TO LIMITED TERM EXTENSION


                  This Second Amendment to Limited Term Extension (the "Second Amendment") is entered into this 16th day of March, 1998 between National Auto Credit, Inc. ("National"), as borrower, NAC, Inc. and NAC Investment Company, as guarantors, The First National Bank of Chicago ("First Chicago"), Morgan Guaranty Trust Company of New York ("Morgan"), The Bank of New York ("BNY"), First Union National Bank ("First Union"), The Huntington National Bank ("Huntington"), Allstate Life Insurance Company ("Allstate"), Connecticut General Life Insurance Company (on behalf of itself and one or more separate accounts, collectively "Connecticut General"), Principal Mutual Life Insurance Company ("Principal Mutual"), New York Life Insurance Company ("New York Life"), New York Life Insurance and Annuity Corporation ("New York Annuity"), Lincoln National Life Insurance Company ("Lincoln National") and Lincoln Life & Annuity Company of New York ("Lincoln Life"), as lenders, and NBD Bank, ("NBD") as issuer of letters of credit. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain Limited Term Extension dated as of February 13, 1998 (as amended to the date hereof, the "Extension").

                                    RECITALS
                                    --------

                  WHEREAS, National presently owes (i) approximately $35 million in Principal Obligations on Loans extended by the Banks pursuant to the Credit Agreement, and (ii) approximately $41.5 million in Principal Obligations on loans extended by the Insurance Companies pursuant to the terms of the Note Purchase Agreement and Notes.

                  WHEREAS, on February 13, 1998, National, the Lenders and NBD entered into the Extension pursuant to which the Banks granted National a limited extension of maturities and the Insurance Companies granted National a limited extension of the Waiver Extension, all on the terms and conditions specifically set forth therein.

                  WHEREAS, pursuant to the terms of the Extension, all Lender Obligations became due and payable in full on March 6, 1998.

                  WHEREAS, on March 6, 1998, National, the Lenders and NBD entered into the First Amendment to Limited Term Extension (the "First Amendment") pursuant to which the Lenders granted National an additional limited extension of maturities and the Insurance Companies granted National an additional limited extension of the Waiver Extension, all on the terms and conditions specifically set forth therein.

                  WHEREAS, National has requested the Lenders and NBD for an additional extension of the Extension Termination Date.

                  WHEREAS, the Lenders and NBD are prepared to extend the Extension Termination Date until May 29, 1998 on the terms and conditions contained herein.


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                  NOW, THEREFORE, in consideration of the foregoing and for
other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Extension as follows:

                  1. The definition of "Extension Default" is amended in its entirety so that, as amended, it provides as follows:

         "EXTENSION DEFAULT" means (i) all "Defaults" as defined in the Credit Agreement, (ii) all "Defaults" as defined in the Note Purchase Agreement, (iii) National's failure to comply with any term or provision of this Limited Term Extension, or (iv) the payment by National of any portion of the principal obligations owed to Brown Brothers Harriman & Co.

                  2. The definition of "Extension Termination Date" is amended in its entirety so that, as amended, it provides as follows:

         "EXTENSION TERMINATION DATE" means the earlier to occur of (i) May 29, 1998, and (ii) the occurrence of an Extension Default.

                  3. The following definition is added to the Extension:

         "RECONSTITUTED SPECIAL COMMITTEE" means the special committee appointed by National's Board of Directors on March 11, 1998.

                  4. Paragraph 2 of the Extension is amended in its entirety so that, as amended, it provides as follows:

                  "2. Upon the execution hereof, National shall pay to the Agent, for distribution to the Banks, and to the Insurance Companies, all interest accrued through March 19, 1998 on the Credit Agreement Obligations and the Note Obligations, respectively, at the rates set forth in paragraph 3 of the Extension."

                  5. Paragraph 3 of the Extension is amended in its entirety so that, as amended, it provides as follows:

                  "3. From and after January 31, 1998, interest will accrue on the unpaid balance of all Lender Obligations at a per annum rate (computed on the basis of a 360-day year of twelve 30-day months) equal to the higher of (i) the Floating Rate, and (ii) 7.66%. Commencing on March 20, 1998 interest will be payable to all Lenders weekly, in arrears, on Friday of each week. From and after January 31,1998 interest will accrue on the unpaid balance of any overdue Credit Agreement Obligation or Note Obligation at the rate applicable to such overdue Obligation under the terms of the Credit Agreement or Note Purchase Agreement, as the case may be."

                  6. Paragraph 4 of the Extension is amended in its entirety so that, as amended, it provides as follows:


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                  "4. National shall make principal payments to the Lenders and
         NBD on the following dates and in the following amounts:

                             February 19, 1998                $1,000,000
                             March 6, 1998                    $5,500,000
                             March 19, 1998                   $6,000,000

         National shall make payments to the Lenders and NBD on the following dates and in the following amounts, to be applied first to accrued and unpaid interest, and the balance to principal:

                             March 20, 1998                   $625,000
                             March 27, 1998                   $625,000
                             April 3, 1998                    $625,000
                             April 10, 1998                   $625,000
                             April 17, 1998                   $625,000
                             April 24, 1999                   $625,000
                             May 1, 1998                      $625,000
                             May 8, 1998                      $625,000
                             May 15, 1998                     $625,000
                             May 22, 1998                     $625,000
                             May 29, 1998                     $625,000

         National shall also remit to the Lenders, for application to the Principal Obligations, all federal tax refunds (if any) received by National through May 29, 1998, when and as such refunds are received. Each principal payment will be distributed to the Lenders and NBD on a Pro Rata basis and will be applied by the Lenders against the Principal Obligations. Principal payments distributed to NBD in respect of the Reimbursement Obligation will be held by NBD as cash collateral to secure payment of the Reimbursement Obligation until the Letters of Credit are drawn. If one or more Letters of Credit expires or is returned to NBD undrawn, NBD will distribute the cash collateral then held by NBD in respect of such Letter(s) of Credit to all Lenders (and, to the extent that other Letters of Credit remain outstanding, to NBD) for reduction of Principal Obligations on a Pro Rata basis. The remaining balance of all Lender Obligations shall be due and payable in full on the Extension Termination Date; provided, however, that to the extent payment of the Note Obligations is voluntarily waived or extended by the Insurance Companies beyond the Extension Termination Date, the Extension Termination Date shall not constitute a "Settlement Date" for purposes of Section 8.6 of the Note Purchase Agreement."


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                  7. Paragraph 7 of the Extension is amended in its entirety so that, as amended, it provides as follows:

                  "7. National shall update the Lenders, no less frequently than bi-weekly, which updates shall take the form of oral reports to counsel and, at the request of the Lenders, to the Lenders concerning (i) the business and operations of National, (ii) National's progress in its efforts to obtain financing, (iii) the Reconstituted Special Committee's internal review of National, (iv) National's negotiation of the terms and provisions of the settlement agreement that National intends to enter into with the United States Department of Labor, and
         (v) such other matters as the Lenders may reasonably request."

                  8. Paragraph 9 of the Extension is amended in its entirety so that, as amended, it provides as follows:

                  "9. Notwithstanding any prior or future waiver of defaults by the Lenders (and without waiving or modifying rights available to the Lenders under the Credit Agreement and the Note Purchase Agreement),
         (i) National will, on a monthly basis or such shorter time as the Lenders may request, promptly pay statements (which statements may or may not be accompanied by the billing information described in the last sentence of this paragraph) for the reasonable fees and expenses incurred on behalf of the Lenders by the firms of Policano & Manzo, LLC, O'Melveny & Myers LLP, and Sidley & Austin, and (ii) National will, on a monthly basis, reimburse each Lender for its reasonable fees and expenses (including reasonable fees and expenses for outside and in-house counsel as well as travel and other expenses for each Lender's personnel) incurred by such Lender in connection with such Lender's loans to National in accordance with the terms of the Credit Agreement and the Note Purchase Agreement, as the case may be. Additionally, it is an express condition to the effectiveness of this Amendment that all outstanding statements for fees and expenses incurred by Policano & Manzo, LLC, O'Melveny & Myers LLP, and Sidley & Austin shall have been paid in full in connection with the matters set forth herein. The Lenders will, when or as soon as is reasonably practicable after statements have been submitted to National for payment, provide National with copies of the billing information submitted to the Lenders by Policano & Manzo, LLC, O'Melveny & Myers LLP, and Sidley & Austin; provided, however, that the Lenders shall be entitled to redact information which the Lenders believe to be subject to privilege or to be otherwise confidential."

                  9. The following paragraphs shall be added to the Extension as paragraphs 13, 14, 15 and 16, respectively:

                  "13. National shall deliver to the Lenders, no later than May 15, 1998, a comprehensive business plan reflecting National's projected operations, including all cash receipts and disbursements in a format and in detail reasonably acceptable to National and Policano & Manzo, LLC.

                  14. National shall promptly inform the former National directors who served on the Special Committee until March 9, 1998, as well as the professionals who had been retained by the Special Committee prior to March 9,1998, that National consents to such former directors and such professionals communicating directly with the Lenders concerning all facets of the Special Committee Report.

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                  15. National shall, and National shall cause Grant Thornton to, cooperate with Policano & Manzo, LLC in all respects. Without limiting the foregoing in any respect, National and Grant Thornton shall promptly provide Policano & Manzo, LLC with all information and reports (reasonably available to National and/or Grant Thornton) that may be reasonably requested by Policano & Manzo, LLC, including, without limitation, balance sheets, income statements and statements of changes in cash position and any financial information provided by National to prospective lenders.

                  16. The Lenders hereby agree:

                  (a) to extend the time limit, imposed by Section 5.1(d)(iii) of the Credit Agreement and Section 7.1(b) of the Note Purchase Agreement, within which National must deliver audited financial statements (meeting the requirements set forth in Section 5.1(d)(iii) of the Credit Agreement and Section 7.1(b) of the Note Purchase Agreement) to the Lenders until two business days after National's independent auditors issue their audit opinion to National; provided, however, that in no event will the time limit extend beyond the Extension Termination Date;

                  (b) to extend the time limit, imposed by Section 5.1(d)(vii) of the Credit Agreement and Section 7.1(j) of the Note Purchase Agreement, within which National must deliver the prescribed claims analysis to the Lenders until two business days after National's independent auditors issue their audit opinion to National; provided, however, that in no event will the time limit extend beyond the Extension Termination Date;

                  (c) to suspend National's obligation to comply with the fixed charge coverage ratio covenants contained in Section 5.2(b) of the Credit Agreement and Section 10.5(d) of the Note Purchase Agreement until the Extension Termination Date; and

                  (d) that, in light of the foregoing extensions and suspension, neither (i) National's failure to deliver audited financials meeting the requirements set forth in Section 5.1(d)(iii) of the Credit Agreement and Section 7.1(b) of the Note Purchase Agreement within 100 days after the end of its 1998 fiscal year, (ii) National's failure to deliver the specified claims analysis within 30 days of the end of its 1998 fiscal year, nor (iii) National's failure to comply with the fixed charge coverage ratios during the term of this Extension shall constitute an Extension Default."

                  10. Except to the extent that they are amended by the terms of this Second Amendment, the terms and provisions of the Extension shall remain in full force and effect.

                  11. This Second Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Illinois applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


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                                       NATIONAL AUTO CREDIT, INC.

                                       By:
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                                       Its
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                                       NAC, INC.

                                       By:
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                                       Its
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                                       NAC INVESTMENT COMPANY

                                       By:
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                                       Its
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                                       THE FIRST NATIONAL BANK OF CHICAGO, as
                                       Administrative Agent and as a Lender

                                       By:
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                                       Its
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                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK,  as Documentation Agent and as
                                       a Lender

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       THE BANK OF NEW YORK

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       FIRST UNION NATIONAL BANK (formerly known as First Union National Bank of North Carolina)

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


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                                       THE HUNTINGTON NATIONAL BANK

                                       By:
                                          --------------------------------------
                                       Its
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                                       ALLSTATE LIFE INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------

                                       By:
                                          --------------------------------------
                                       Its
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                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY BY CIGNA INVESTMENTS, INC.

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       CONNECTICUT GENERAL LIFE INSURANCE
                                       COMPANY ON BEHALF OF ONE OR MORE SEPARATE
                                       ACCOUNTS BY CIGNA INVESTMENTS, INC.

                                       By:
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                                       Its
                                          --------------------------------------


                                       PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------

                                       By:
                                          --------------------------------------
                                       Its
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                                       NEW YORK LIFE INSURANCE COMPANY

                                       By:
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                                       Its
                                          --------------------------------------

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                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                       CORPORATION BY NEW YORK LIFE INSURANCE
                                       COMPANY

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       LINCOLN NATIONAL LIFE INSURANCE COMPANY

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       LINCOLN LIFE & ANNUITY COMPANY OF
                                       NEW YORK

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------


                                       NBD BANK

                                       By:
                                          --------------------------------------
                                       Its
                                          --------------------------------------